UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2009

PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13894	34-1807383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Gando Drive
New Haven, Connecticut	06513
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 203-401-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 23, 2009, Proliance International, Inc. (the “Company”) entered into the Nineteenth Amendment (the “Nineteenth Amendment”) of the Credit and Guaranty Agreement (as amended prior to February 23, 2009, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo Foothill, LLC (“Wells Fargo”), as a lender and borrowing base agent for the Lenders.
Pursuant to the Nineteenth Amendment, and upon the terms and subject to the conditions thereof, the reduction of the Southaven Insurance Proceeds Reserve from $5,000,000 to $2,500,000, contained in Section 2.23 of the Agreement, has been extended from February 24, 2009 to March 3, 2009. In addition, the requirement in Section 5.13 of the Agreement to have interest rate protection by February 27, 2009, was extended to March 31, 2009. The Nineteenth Amendment also amended Schedule 1.1 (c) of the Agreement relating to the concentration of Certain Eligible Accounts, as defined in the Agreement, by adding NAPA.
The foregoing description of the Nineteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the Nineteenth Amendment, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8-K:

10.1	Nineteenth Amendment to Credit Agreement dated February 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: February 24, 2009	By:	/s/ Arlen F. Henock
		Name:	Arlen F. Henock
		Title:	Executive Vice President and Chief Financial Officer